                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _______________


                                   FORM 8-A/A
                                 AMENDMENT NO. 2



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  P-COM, INC.
               (Exact name of registrant as specified in charter)


          DELAWARE            0-25356                  77-0289371
(State of incorporation      (Commission             (IRS Employer
      or organizaton)       File Number)           Identification No.)

                3175 S. Winchester Boulevard, Campbell, CA 95008
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (408) 866-3666

       Securities to be registered pursuant to Section 12(b) of the Act:

                        PREFERRED STOCK PURCHASE RIGHTS
                                (Title of Class)

                         NASDAQ NATIONAL MARKET SYSTEM
                               (Name of exchange)

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

          On December 21, 1998, P-Com, Inc. amended and restated in full its Amended and Restated Rights Agreement dated December 18, 1998 in order to revise sections of the documents relating to the Series B Purchasers. Such amended and restated Amended and Restated Rights Agreement is attached hereto as Exhibit 4.8
                                                                     -----------
and is incorporated by reference herein.



Item 2.  Exhibits.
         --------

3.2C Certificate of Designation for the Series A Junior Participating Preferred Stock, as filed with the Delaware Secretary of State on December 21, 1998./1/

4.6       First Amendment to the Rights Agreement./2/

4.8 Amended and Restated Rights Agreement dated December 21, 1998, including exhibits thereto.
________________

/1/ Incorporated by reference to the Registrant's Amended Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on December 22, 1998 (File No. 0-25356).

/2/ Incorporated by reference to the Registrant's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 15, 1998.

                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    P-COM, INC.



DATE:  December 22, 1998            By: /s/Michael J. Sophie
                                        ---------------------------------
                                        Name: Michael J. Sophie
                                        Title: Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                   DOCUMENT DESCRIPTION
------                   --------------------
3.2C      Certificate of Designation for the Series A Junior Participating
          Preferred Stock, as filed with the Delaware Secretary of State on
          December 21, 1998./1/

4.6       First Amendment to the Rights Agreement./2/

4.8 Amended and Restated Rights Agreement dated December 21, 1998, including exhibits thereto.

_____________

/1/ Incorporated by reference to the Registrant's Amended Registration
    Statement on Form 8-A/A, filed with the Securities and Exchange Commission on December 22, 1998 (File No. 0-25356).

/2/ Incorporated by reference to the Registrant's Current Report on Form 8-
    K, as filed with the Securities and Exchange Commission on October 15, 1998.